C L I F F O R D	CLIFFORD CHANCE LLP

C H A N C E	EXHIBIT 10.43
EXECUTION COPY
Dated 21 February, 2007
TOREADOR RESOURCES CORPORATION
as Assignor
INTERNATIONAL FINANCE CORPORATION
as Assignee

SECURITY ASSIGNMENT

CONTENTS

Clause		Page
1	Definitions And Interpretation	1
2	Covenant To Pay	2
3	Assignment	2
4	Notice Of Assignment	2
5.	Further Advances	3
6	Assignor’s Representations	3
7	Assignor’s Undertakings	3
8	Enforcement	4
9.	Exercise Of Rights	4
10	Further Assurance	5
11	Power Of Attorney	5
12	Receiver	5
13	Effectiveness Of Security	6
14	Release Of Security	6
15	Subsequent Interests And Accounts	7
16	Costs And Expenses	7
17	Currency Conversion	7
18.	Application Of Moneys	7
19	Assignment	8
20	Successors	8
21	Notices	8
22	Governing Law And Jurisdiction	9

Schedule 1 Form Of Notice Of Assignment		12

Schedule 2 Assigned
	Contracts	13

THIS ASSIGNMENT is made as a deed on 21 February 2007.
BETWEEN:
(1)	TOREADOR RESOURCES CORPORATION (the “Assignor”) of 4809 Cole Avenue, Suite 108, Dallas, Texas 75205; and
(2)	INTERNATIONAL FINANCE CORPORATION (the “Assignee”), an international organization established by Articles of Agreement among its member countries including Romania.
IT IS AGREED as follows:
1	DEFINITIONS AND INTERPRETATION

1.1	In this Assignment:
“Assigned Contract” means any contract referred to in Schedule 2 (Assigned Contract).
“Assigned Property” means the rights and property expressed to be assigned in Clause 3.1 (Assignment).
“Collateral Rights” means all rights, powers and remedies of the Assignee provided by this Assignment or by law.
“Loan and Guarantee Agreement” means the Loan and Guarantee Agreement dated December 28, 2006 between the Obligors and the Assignee.
“Notice of Assignment” means a notice of assignment substantially in the form of Schedule 1.
“Obligors” means Toreador Resources Corporation, Toreador Turkey Ltd., Toreador Romania Ltd., Madison Oil France SAS (now known as Toreador France SAS), Toreador Energy France S.C.S, and Toreador International Holding Limited Liability Company.
“Secured Obligations” means all obligations owing to the Assignee by any or all of the Assignors and the other Obligors under or pursuant to the Loan and Guarantee Agreement, including any liability in respect of any further advances made under the Loan and Guarantee Agreement, whether present or future, actual or contingent (and whether incurred by the Assignor or any Obligor alone or jointly, and whether as principal or surety or in some other capacity).
1.2	In this Assignment:
(a)	Unless a contrary indication appears, a reference to (i) “this Assignment” is a reference to this Assignment as amended or novated; (ii) the “Loan and Guarantee Agreement” is a reference to the Loan and Guarantee Agreement as amended or novated; and (iii) a “Clause” is a reference to a Clause of this Assignment.

(b)	Clause and Schedule headings are for ease of reference only.

(c)	Any reference to an “Assignee”, an “Obligor” or the “Assignor” shall include its and any subsequent successors and any permitted transferees in accordance with their respective interests.

(d)	The rules of interpretation contained in Section 1.03 (Interpretation) of the Loan and Guarantee Agreement shall apply to the construction of this Assignment.
1.3	A person who is not a party to this Assignment has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Assignment.
2	COVENANT TO PAY
The Assignor shall on demand of the Assignee discharge each of the Secured Obligations and pay to the Assignee when due and payable each sum now or hereafter owing, due or incurred by the Assignor in respect of the Secured Obligations.
3	ASSIGNMENT
3.1	The Assignor assigns absolutely and with full title guarantee to the Assignee all of its right, title and interest, present and future, in, under and to:
(a)	the Assigned Contract; and

(b)	any rights and claims to any compensation or other similar or special payments in respect of any Assigned Contract or any other oil or gas concession held by it which are payable by the government of Romania or any agency or instrumentality thereof, or by any other person, in respect thereof, including, in each case, without limitation, all present and future claims, causes of action, payments and proceeds in respect thereof.
3.2	The Assignee shall not be under any obligation in relation to the Assigned Property or the Assigned Contract as a consequence of this Assignment and the Assignor shall at all times remain liable to perform all obligations expressed to be assumed by it in respect of the Assigned Property and the Assigned Contract.
4	NOTICE OF ASSIGNMENT
4.1	The Assignor shall promptly and in any event within five (5) days of the date of this Assignment deliver to the Assignee a Notice of Assignment duly executed by or on behalf of the Assignor and shall procure that a Notice of Assignment is acknowledged by each relevant counterparty to the Assigned Contract listed in Part A of Schedule 2 in the form attached as Schedule 1.
4.2	The Assignor shall promptly, and in any event within five (5) days of the date of execution of any Assigned Contract referred to in Part B of Schedule 2 deliver to the Assignee a Notice of Assignment duly executed by or on behalf of the Assignor and shall procure that a Notice of Assignment is acknowledged by each relevant counterparty to the Assigned Contract listed in Part B of Schedule 2 in the form attached as Schedule 1.

5.	FURTHER ADVANCES
Subject to the terms of the Loan and Guarantee Agreement, to the extent the Assignee is under an obligation to make further advances to any Obligor, that obligation shall be deemed to be incorporated into this Assignment as if set out in this Assignment.
6	ASSIGNOR’S REPRESENTATIONS
The Assignor represents and warrants to the Assignee on the date specified above and on each day for the duration of this Assignment that:
(a)	the Assigned Contract is in full force and effect, enforceable in accordance with its terms and at the date specified above it is not in breach of any term or condition of the Assigned Contract;

(b)	there are no restrictions on the Assignor’s ability to assign all or any of its rights under the Assigned Contract, whether contained in the Assigned Contract or in any other document;

(c)	it is, and will be, the sole legal and beneficial owner of the Assigned Property;

(d)	it has not sold or otherwise disposed of, or created, granted or permitted to subsist any security interest over, all or any of its right, title and interest in the Assigned Property;

(e)	it has the necessary power and authority to enable it to enter into and perform its obligations under this Assignment;

(f)	this Assignment constitutes its legal, valid and binding obligation and creates an effective security over the Assigned Property; and

(g)	all necessary authorisations and consents to enable it to enter into this Assignment have been obtained and are in full force and effect.
7	ASSIGNOR’S UNDERTAKINGS
7.1	The Assignor undertakes to the Assignee for the duration of this Assignment that it shall:
(a)	not sell, assign, transfer or otherwise dispose of all or any part of the Assigned Property;

(b)	not create, grant or permit to subsist any security interest over all or any of its right, title and interest in the Assigned Property;

(c)	not do or permit to be done any act or thing which might jeopardise the rights of the Assignee in the Assigned Property or which might adversely affect or diminish the value of the Assigned Property;

(d)	promptly notify the Assignee of any circumstances which give rise, or may reasonably be expected to give rise, to a claim on or under the Assigned Property;

(e)	not vary in any material respect or rescind or amend the Assigned Contract except with the prior written consent of the Assignee;

(f)	promptly comply with its obligations under the Assigned Contract;

(g)	not take or omit to take any action which might result in: (i) the alteration or impairment of any rights in the Assigned Property; (ii) any default of any of its obligations under the Assigned Contract; (iii) any right to terminate the Assigned Contract becoming exercisable by Petrom Gas SRL; or (iv) any counterclaims or rights of set-off arising under the Assigned Contract; and

(h)	promptly and in any event within five (5) days of the execution thereof, notify the Assignee of the execution of any contract of the type referred to in Part B of Schedule 2, and provide the Assignee with a certified copy thereof.
8	ENFORCEMENT
8.1	After the occurrence of an Event of Default under the Loan and Guarantee Agreement, the Assignee shall be entitled, without prior notice to the Assignor or prior authorisation from any court, to enforce all or any part of the security constituted by this Assignment in any manner it sees fit. Without limiting any of the powers conferred on the Assignee by this Clause 8, the Assignee shall be entitled to:
(a)	take possession of the Assigned Property or otherwise exercise in relation to it all of the rights of an absolute owner;

(b)	assign any or all of the Assigned Property to any person on such terms as the Assignee considers appropriate; and

(c)	collect, recover or compromise, and give a good discharge for, any moneys paid or payable to the Assignor under or in respect of the Assigned Property, and enforce (in any way whatsoever including, without limitation, by way of instituting proceedings in the Assignor’s name) any rights or claims arising under or in respect of the Assigned Property.
8.2	The power of sale or other disposal in Clause 8.2 shall operate as a variation and extension of the statutory power of sale under Section 101 of the Law of Property Act 1925 and such power shall arise (and the Secured Obligations shall be deemed due and payable for that purpose) on execution of this Assignment. The restrictions contained in Sections 93 and 103 of the Law of Property Act 1925 shall not apply to this Assignment or to any exercise by the Assignee of its right to consolidate mortgages or its power of sale.
8.3	A certificate in writing by an officer or agent of the Assignee that the power of sale or disposal has arisen and is exercisable shall be conclusive evidence of that fact in favour of a purchaser of all or any part of the Assigned Property.
9.	EXERCISE OF RIGHTS
Subject always to the terms of this Assignment, the Assignor, as agent for and on behalf of the Assignee, shall be entitled to exercise all rights and powers which arise under or in respect of the Assigned Contract until notified in writing by the Assignee that an Event of Default has occurred under the Loan and Guarantee Agreement. The Assignee shall be entitled upon the giving of such notice to exercise all such rights and powers when they arise and the Assignor shall thereupon cease to be the agent of the Assignee.
10	FURTHER ASSURANCE
10.1	The Assignor shall promptly execute all documents and do all things (including the execution and delivery of any Notice of Assignment) that the Assignee may reasonably specify for the purpose of (a) exercising the Collateral Rights, (b) securing and perfecting its security over or title to all or any part of the Assigned Property or (c) facilitating any dealings by the Assignee pursuant to the powers granted to the Assignee under this Assignment.
10.2	Without prejudice to the generality of the foregoing, or the assignments created hereby, the Assignor undertakes to the Assignee for the duration of the Assignment that in the event that it enters into any contract of the type referred to in Part B of Schedule 2 relating to any of its operations in Romania, it will, at the request of the Assignee, enter into a specific assignment of such contract in favor of the Assignee in substantially the same form as this Assignment.
11	POWER OF ATTORNEY
The Assignor, by way of security, irrevocably appoints the Assignee to be its attorney and in its name, on its behalf and as its act and deed to execute, deliver and perfect all documents (including any Notice of Assignment) and do all things that the Assignee may consider to be necessary for (a) carrying out any obligation imposed upon the Assignor under this Assignment or (b) exercising any of the Collateral Rights. The Assignor shall ratify and confirm all things done and all documents executed by the Assignee in the exercise of that power of attorney.
12	RECEIVER
12.1	Upon the occurrence of an Event of Default or if a petition or application is presented for the making of an administration order in relation to the Assignor or if any person who is entitled to do so gives written notice of its intention to appoint an administrator of the Assignor or files such a notice with the court, the Assignee may by writing (acting through an authorised officer of the Assignee) without notice to the Assignor appoint one or more persons to be receiver of the whole or any part of the Assigned Property (each such person being (a) entitled to act individually as well as jointly and (b) for all purposes deemed to be the agent of the Assignor).
12.2	In addition to the powers of the Assignee conferred by Clause 8.1, each person appointed pursuant to Clause 12.1 shall have, in relation to the part of the Assigned Property in respect of which he was appointed, all the powers (a) conferred by the Law of Property Act 1925 on a receiver appointed under that Act and (b) all the other powers exercisable by an administrative receiver in relation to the Assignor by virtue of the Insolvency Act 1986.

13	EFFECTIVENESS OF SECURITY
13.1	The security created by this Assignment and the Collateral Rights shall be cumulative, in addition to and independent of every other security which the Assignee may at any time hold for the Secured Obligations or any rights, powers and remedies provided by law. No prior security held by the Assignee over the whole or any part of the Assigned Property shall merge into the security constituted by this Assignment.
13.2	This Assignment shall remain in full force and effect as a continuing security for the Secured Obligations unless and until the Assignee discharges it.
13.3	No failure on the part of the Assignee to exercise, or delay on its part in exercising, any Collateral Right shall operate as a waiver, nor shall any single or partial exercise of a Collateral Right prevent any further or other exercise of that or any other Collateral Right.
13.4	If, at any time, any provision of this Assignment is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, the legality, validity or enforceability of (a) the remaining provisions of this Assignment and (b) such provision under the law of any other jurisdiction shall not in any way be affected or impaired thereby.
13.5	None of the Assignee, its nominee(s) or any receiver appointed pursuant to this Assignment shall be liable by reason of (a) taking any action permitted by this Assignment, (b) any neglect or default in connection with the Assigned Property or (c) the taking possession or realisation of all or any part of the Assigned Property, except in the case of gross negligence or wilful default upon its part.
14	RELEASE OF SECURITY
14.1	Upon the Secured Obligations being discharged in full and the Assignee having no actual or contingent obligation under the Loan and Guarantee Agreement, the Assignee shall, at the request and expense of the Assignor, reassign to the Assignor the Assigned Property, subject to Clause 14.2 and without recourse to, or any representation or warranty by, the Assignee.
14.2	If the Assignee considers that any amount paid or credited to it is capable of being avoided or reduced by virtue of any bankruptcy, insolvency, liquidation or similar laws, the liability of the Assignor under this Assignment and the security constituted by this Assignment shall continue and such amount shall not be considered to have been irrevocably paid.
14.3	The Assignee may retain this Assignment, the security constituted by or pursuant to this Assignment and all documents relating to or evidencing ownership of all or any part of the Assigned Property for a period of seven months after any discharge in full of the Secured Obligations Provided that if at any time during that seven month period a petition or application is presented for an order for the winding-up of, or the making of an administration order in respect of, the Assignor or the Assignor or any person who is entitled to do so gives written notice of its intention to appoint an administrator of the Assignor or files such a notice with the court or the Assignor commences to be wound-

up voluntarily or any analogous proceedings are commenced in respect of it, the Assignee may continue to retain such security and such documents for such further period as the Assignee may determine and the security and such documents shall be deemed to have continued to be held as security for the Secured Obligations.
15	SUBSEQUENT INTERESTS AND ACCOUNTS
15.1	If the Assignee at any time receives notice of any subsequent mortgage, assignment, charge or other interest affecting all or any part of the Assigned Property, all payments made by the Assignor to the Assignee after that time shall be treated as having been credited to a new account of the Assignee and not as having been applied in reduction of the Secured Obligations as at the time when the Assignee received notice.
15.2	All monies received, recovered or realised by the Assignee under this Assignment (including the proceeds of any conversion of currency) may in its discretion be credited to and held in any suspense or impersonal account pending their application from time to time in or towards the discharge of any of the Secured Obligations.
16	COSTS AND EXPENSES
16.1	The Assignor shall, on demand of the Assignee, reimburse the Assignee on a full indemnity basis for all costs and expenses (including legal fees and any value added tax) incurred by the Assignee in connection with (a) the execution of this Assignment or otherwise in relation to it, (b) the perfection or enforcement of the security constituted by this Assignment or (c) the exercise of any Collateral Right, together with interest from the date the costs and expenses were incurred to the date of payment at such rates as the Assignee may determine in accordance with the provisions of Section 2.05 of the Loan and Guarantee Agreement.
16.2	The Assignor shall pay all stamp, registration and other taxes to which this Assignment, the security contemplated in this Assignment or any judgment given in connection with it is, or at any time may be, subject and shall, from time to time, indemnify the Assignee on demand against any liabilities, costs, claims and expenses resulting from any failure to pay or delay in paying any such tax.
17	CURRENCY CONVERSION
For the purpose of or pending the discharge of any of the Secured Obligations the Assignee may convert any money received, recovered or realised or subject to application by it under this Assignment from one currency to another, as the Assignee may think fit, and any such conversion shall be effected at a published rate of exchange for the time being selected by the Assignee (acting reasonably) for obtaining such other currency with the first currency.
18.	APPLICATION OF MONEYS
All moneys received or recovered by the Assignee or any receiver appointed pursuant to this Assignment or the powers conferred by it shall (subject to the claims of any person having prior rights thereto and by way of variation of the provisions of the Law of Property Act 1925) be applied first in the payment of the costs, charges and expenses incurred and payments made by such receiver, the payment of his remuneration and the discharge of any liabilities incurred by the such receiver in, or incidental to, the exercise of any of his powers, and thereafter shall be applied by the Assignee (notwithstanding any purported appropriation by the Assignor) in such order and manner as the Assignee shall think fit:
(a)	in or towards the discharge of all or any of the Secured Obligations which are then due and payable; or

(b)	if any of the Secured Obligations are then contingent, in payment to the credit of any accounts selected by the Assignee to be held until such time as the Assignee shall think fit pending their application in or towards the discharge of all or any of the Secured Obligations which are at that time due and payable; or

(c)	in payment to the credit of any suspense or impersonal account for so long as the Assignee shall think fit pending any further application of such moneys (as the Assignee shall be entitled, but not obliged, to do in its discretion) in accordance with the previous provisions of this Clause; and

(d)	if the Assignor is under no further actual or contingent liability under the Loan and Guarantee Agreement, in payment of the surplus to the Assignor or any other person entitled thereto.
19	ASSIGNMENT
The Assignee may assign and transfer all or any of its rights and obligations under this Assignment. The Assignee shall be entitled to disclose such information concerning the Assignor and this Assignment as the Assignee considers appropriate to any actual or proposed direct or indirect successor or to any person to whom information may be required to be disclosed by any applicable law.
20	SUCCESSORS
This Assignment shall remain in effect despite any amalgamation or merger (however effected) relating to the Assignee; and references to the Assignee shall be deemed to include any person who, under the laws of its jurisdiction of incorporation or domicile, has assumed the rights and obligations of the Assignee under this Assignment or to which, under such laws, those rights and obligations have been transferred.
21	NOTICES
21.1	Any communication to be made by one person to another under or in connection with this Assignment shall be made in writing by fax or letter to the fax number or address specified in Section 8.02 (Notices) of the Loan and Guarantee Agreement (or any substitute address or fax number as that person may previously have specified).
21.2	Any communication or document made or delivered by one person to another under or in connection with this Assignment will only be effective:
(a)	if by way of fax, when received in legible form; or

(b)	if by way of letter, when it has been left at the relevant address or ten days after being deposited in the post postage prepaid in an envelope addressed to it at that address.
21.3	Any communication or document to be made or delivered to the Assignee will be effective only when actually received by the Assignee and then only if it is expressly marked for the attention of the department or officer specified by the Assignee for such purpose.
22	GOVERNING LAW AND JURISDICTION

22.1	Governing Law
This Assignment is governed by English law.
22.2	Jurisdiction
(a)	This Assignment is governed by and shall be construed in accordance with the laws of England.

(b)	For the exclusive benefit of the Assignee, each Assignor irrevocably agrees that any legal action, suit or proceeding arising out of or relating to this Assignment or any other Transaction Document to which such Assignor is a party may be brought in the courts of England. By the execution of this Assignment, each Assignor irrevocably submits to the non-exclusive jurisdiction of such courts in any such action, suit or proceeding. Final judgment against any Assignor in any such action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the judgment, or in any other manner provided by law.

(c)	Nothing in this Assignment shall affect the right of the Assignee to commence legal proceedings or otherwise sue any Assignor in any other appropriate jurisdiction, or concurrently in more than one jurisdiction, or to serve process, pleadings and other papers upon any Assignor in any manner authorized by the laws of any such jurisdiction.

(d)	Each Assignor hereby irrevocably designates, appoints and empowers HTD Services Ltd, with offices currently located at Irongate House, Duke’s Place, London, EC3A 7HX, as its authorized agent solely to receive for and on its behalf service of the writ of summons or other legal process in any action, suit or proceeding arising out of or relating to this Assignment or any Transaction Document which the Assignee may bring in the courts of England.

(e)	As long as this Assignment or any other Transaction Document to which an Assignor is a party remains in force, such Assignor shall maintain a duly appointed and authorized agent to receive for and on its behalf service of the writ of summons or other legal process in any action, suit or proceeding brought by the Assignee in the courts of England with respect to this Assignment or such other Transaction Documents. Such Assignor shall keep the Assignee advised of the identity and location of such agent.
(f)	Each Assignor irrevocably waives:
(i)	any objection which it may have now or in the future to the laying of the venue of any action, suit or proceeding in any court referred to in this Section; and

(ii)	any claim that any such action, suit or proceeding has been brought in an inconvenient forum.
(g)	To the extent that any Assignor may be entitled in any jurisdiction to claim for itself or its assets immunity with respect to its obligations under this Assignment or any other Transaction Document to which it is a party from any suit, execution, attachment (whether provisional or final, in aid of execution, before judgment or otherwise) or other legal process or to the extent that in any jurisdiction that immunity (whether or not claimed), may be attributed to it or its assets, such Assignor irrevocably agrees not to claim and irrevocably waives such immunity to the fullest extent now or in the future permitted by the laws of such jurisdiction.

(h)	Each Assignor also consents generally with respect to any proceedings arising out of or in connection with this Assignment or any other Transaction Document to which it is a party to the giving of any relief or the issue of any process in connection with such proceedings including, without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such proceedings.

(i)	To the extent that the Assignor may, in any suit, action or proceeding brought in any of the courts referred to in Clause 22.2 (b) or a court elsewhere arising out of or in connection with this Assignment or any other Transaction Document to which such Assignor is a party, be entitled to the benefit of any provision of law requiring the Assignee in such suit, action or proceeding to post security for the costs of such Assignor, or to post a bond or to take similar action, such Assignor hereby irrevocably waives such benefit, in each case to the fullest extent now or in the future permitted under the laws of the jurisdiction in which such court is located.

(j)	Each Assignor also irrevocably consents, if for any reason such Assignor’s authorized agent for service of process of summons, complaint and other legal process in any action, suit or proceeding is not present in England, to service of such papers being made out of those courts by mailing copies of the papers by registered air mail, postage prepaid, to such Assignor at its address specified pursuant to Section 8.02 (Notices) of the Loan and Guarantee Agreement. In such a case, the Assignee shall also send by facsimile, or have sent by facsimile, a copy of the papers to such Assignor.

IN WITNESS WHEREOF this Assignment has been signed on behalf of the Assignee and executed as a deed by the Assignor and is intended to be and is hereby delivered by it as a deed on the date specified above.

SCHEDULE 1
Part A
Form of Notice of Assignment
To: Petrom Gas SrL
Date: 21, February 2007
Dear Sirs,
1.	We hereby give you notice that we have assigned to International Finance Corporation (the “Assignee”) pursuant to an assignment entered into by us in favour of the Assignee dated December 21, 2006 all our right, title and interest in and to the Natural Gas Sale and Purchase Contract dated December 21, 2006, by and between Toreador Resources Corporation (Sucursala Bucuresti) and Petrom Gas SrL (the “Assigned Contract”) including all moneys which may be payable in respect of the Assigned Contract.

2.	With effect from your receipt of this notice:
(a)	all payments by you to us under or arising from the Assigned Contract (the “Payments”) shall be made to the account specified in paragraph 4, or otherwise as the Assignee may specify in writing from time to time; and

(b)	you are authorised and instructed, without requiring further approval from us, to provide the Assignee with such information relating to the Assigned Contract as it may from time to time request and to send copies of all notices issued by you under the Assigned Contract to the Assignee as well as to us.

(c)	you are authorised and instructed, without requiring further approval from us, to provide the Assignee with such information relating to the Assigned Contracts as it may from time to time request and to send copies of all notices issued by you under the Assigned Contracts to the Assignee as well as to us.

(d)	all remedies provided for in the Assigned Contracts or available at law or in equity shall be exercisable by, or at the direction of, the Assignee, although we shall remain liable to perform all the obligations assumed by us under the Assigned Contracts;;

(e)	all rights, interests and benefits whatsoever accruing to or for the benefit of ourselves arising from the Contract shall belong to the Assignee; and

(f)	you should continue to give notices under each Assigned Contract to us, in each case, unless and until you receive written notice from the Assignee to the contrary.
3.	With effect from your receipt of this notice, you are irrevocably instructed to pay all payments due and payable under the Assigned Contract to the following account:
     Account Name: Toreador Resources Corporation USA (Sucursala Bucuresti)

Account Bank: ING BANK NV AMSTERDAM (Sucursala Bucuresti), 11-13, KISELEFF Avenue, PO BOX 2-202, 011342, Bucharest 1, Romania

Account Number:	RON Account:	8168598910

Bank SWIFT Code:	INGBROBU

Bank IBAN Code:	RON Account:	RO79INGB0001008168598910
(the “Specified Account”). We acknowledge and agree that any such payment into the aforementioned accounts will constitute a payment to us in discharge of the applicable obligation owed to us under the Assigned Contract.
4.	The instructions contained in this notice may not be revoked, nor may the terms of the Assigned Contract be amended, varied or waived in any material manner, or terminated without the prior written consent of the Assignee.
5.	Please acknowledge receipt of this notice by signing the acknowledgement on the enclosed copy letter and returning it to the Assignee at 2121 Pennsylvania Avenue, N.W., Washington, D.C., 20433, USA marked for the attention of Director, Oil, Gas, Mining and Chemicals Department.
     6. This notice is governed by English law.
Yours faithfully,
/s/ Nigel Lovett
For and on behalf of
TOREADOR RESOURCES CORPORATION, as Assignor
We confirm our agreement to the terms of this notice and instruct you, in accordance with Clause 2 of this notice, and with effect from the date of your receipt of this notice, that:
(a)	the Payments shall be made to the Specified Account;

(b)	all remedies provided for in the Assigned Contract (or otherwise available) and all rights to compel performance of the Assigned Contract shall be exercisable by Toreador Resources Corporation; and

(c)	all rights, interests and benefits whatsoever accruing to or for the benefit of ourselves arising from the Assigned Contract shall belong to Toreador Resources Corporation, in each case until you receive written notification from us to the contrary.
/s/ Somit Varma
For and on behalf of

     INTERNATIONAL FINANCE CORPORATION

Part B
Acknowledgement
To: International Finance Corporation
We acknowledge receipt of a notice in the terms set out above and confirm that we have not received notice of any previous assignments or charges of or over any of the rights, interests and benefits in and to the Assigned Contract and that we will comply with the terms of the notice from the Assignor.
We further confirm and agree that:
(a)	we have not claimed or exercised and have no outstanding right to claim or exercise any right of set-off, counterclaim or other right relating to the Payments;

(b)	no amendment, waiver or release in any material manner of any rights, interests and benefits in and to the Assigned Contract shall be effective without your prior written consent;

(c)	no termination of those rights, interests or benefits shall be effective unless we have given you thirty (30) days written notice of the proposed termination, specifying the action necessary to avoid such termination; and

(d)	all payments shall be paid by us into the Specified Account unless we are instructed in writing by you to the contrary.
We acknowledge receipt of instructions from you in connection with the assignment of the Assigned Contract and confirm that we shall act in accordance with them until we receive written notification from you to the contrary.
For and on behalf of Petrom Gas SrL

By:

Dated:

SCHEDULE 2
Assigned Contract
Part A
Natural Gas Sale and Purchase Contract between Toreador Resources Corporation (Bucharest branch) and Petrom Gas Srl dated December 21, 2006
Part B
Any contract entered into by the Assignor from time to time relating to oil or gas production in Romania.

THE ASSIGNOR
EXECUTED as a DEED
TOREADOR RESOURCES CORPORATION

/s/ Nigel Lovett
Director

/s/ Shirley Z. Anderson
Director/Secretary

THE ASSIGNEE

INTERNATIONAL FINANCE CORPORATION

By:	/s/ Somit Varma

Name:	Somit Varma
Title:	Associate Director